SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 21, 2003
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 7.   Financial Statements and Exhibits.

                Exhibit

                99.1     Press release dated November 21, 2003

Item 9.   Regulation FD Disclosure

         On November 21, 2003, O.A.K. Financial Corporation issued a press release announcing that the Board of Directors had declared a semi-annual cash dividend of $.30 per share, payable December 15, 2003, to shareholders of record on December 3, 2003. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2003	O.A.K. FINANCIAL CORPORATION (Registrant)

	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated November 21, 2003.

EXHIBIT 99.1

November 21, 2003

FOR IMMEDIATE RELEASE

O.A.K. Financial Corporation Declares An Increased Semi-Annual Cash Dividend

Byron Center, Michigan – November 21, 2003 — O.A.K. Financial Corporation (OKFC), the holding company for Byron Center State Bank, announced that its board of directors declared a semi-annual cash dividend of $.30 per share, payable December 15, 2003, to shareholders of record on December 3, 2003. This represents a 25% increase compared to the semi-annual dividend that was paid in December of 2002.

O.A.K. Financial Corporation owns Byron Center State Bank, which operates 12 branches in West Michigan, O.A.K. Financial Services, a full service provider of investment and retirement products, and the Dornbush Insurance Agency, a provider of personal and commercial lines of insurance.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” and “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future improvements in performance and asset quality as well as growth of the loan portfolio. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.